            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER. -- Social Security numbers have nine digits separated by two hyphens, e.g., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen, e.g., 00-0000000. The table below will help determine the number to give the payer.

-------------------------------------------------------------
                                        GIVE THE SOCIAL
                                        SECURITY
                                        NUMBER OF --
FOR THIS TYPE OF ACCOUNT:
-------------------------------------------------------------

       1.  An individual's account      The individual

       2.  Two or more individuals      The actual owner of
           (joint account)              the account or, if
                                        combined funds, the
                                        first individual on
                                        the account(1)

       3.  Husband and wife (joint      The actual owner of
           account)                     the account or, if
                                        joint funds, either
                                        person(1)

       4.  Custodian account of a       The minor(2)
           minor (Uniform Gift to
           Minors Act)

       5.  Adult and minor (joint       The adult or, if the
           account)                     minor is the only
                                        contributor, the
                                        minor(1)

       6.  Account in the name of       The ward, minor, or
           guardian or committee for a  incompetent person(3)
           designated ward, minor, or
           incompetent person

       7.  a. A revocable savings       The
           trust account (in which      grantor-trustee(1)
              grantor is also trustee)

           b. Any "trust" account that  The actual owner(1)
              is not a legal or valid
              trust under State law
-------------------------------------------------------------
                                        GIVE THE EMPLOYER
                                        IDENTIFICATION NUMBER
                                        OF --
FOR THIS TYPE OF ACCOUNT:
-------------------------------------------------------------

       8.  Sole proprietorship account  The owner(4)

       9.  A valid trust, estate, or    The legal entity (do
           pension trust                not furnish the
                                        identifying number of
                                        the personal
                                        representative or
                                        trustee unless the
                                        legal entity itself
                                        is not designated in
                                        the account title)(5)

      10.  Corporate account            The corporation

      11.  Religious, charitable, or    The organization
           educational organization
           account

      12. Partnership account held in The partnership the name of the business

      13. Association, club, or other The organization tax-exempt organization

      14.  A broker or registered       The broker or nominee
           nominee

      15. Account with the Department The public entity of Agriculture in the name of a public entity (such as a State or local government, school district, or prison) that receives agricultural program payments

-------------------------------------------------------------
-------------------------------------------------------------

(1) List first and circle the name of the person whose number you furnish.

(2) Circle the minor's name and furnish the minor's social security number.

(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.

(4) Show the name of the owner. If the owner does not have an employer identification number, furnish the owner's social security number.

(5) List first and circle the name of the legal trust, estate or pension trust.

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9
                                     PAGE 2

OBTAINING A NUMBER

If you do not have a taxpayer identification number or you do not know your number, obtain Form SS-5, Application for a Social Security Number Card (for individuals), or Form SS-4, Application for Employer Identification Number (for businesses and all other entities), at an office of the Social Security Administration or the Internal Revenue Service.

To complete Substitute Form W-9, if you do not have a tax-payer identification number, write "Applied For" in the space for the taxpayer identification number in Part 1, sign and date the Form, and give it to the requester. Generally, you will then have 60 days to obtain a taxpayer identification number and furnish it to the requester. If the requester does not receive your taxpayer identification number within 60 days, backup withholding, if applicable, will begin and will continue until you furnish your taxpayer identification number to the requester.

PAYEES EXEMPT FROM BACKUP WITHHOLDING PENALTIES

Payees specifically exempted from backup withholding on ALL payments include the following:*

  - A corporation.

  - A financial institution.

  - An organization exempt from tax under section 501(a), or an individual retirement plan, or a custodial account under section 403(b)(7).

  - The United States or any agency or instrumentality thereof.

  - A   State,   the    District   of    Columbia,   a    possession   of    the
    United States, or any political subdivision or instrumentality thereof.

  - A foreign government or a political subdivision, agency or instrumentality thereof.

  - An international organization or any agency or instrumentality thereof.

  - A registered dealer in securities or commodities registered in the United States or a possession of the United States.

  - A real estate investment trust.

  - A    common    trust   fund    operated    by   a    bank    under   section
    584(a).

  - An  entity   registered   at  all   times   during  the   tax   year   under
    the Investment Company Act of 1940.

  - A foreign central bank of issue.

Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

  - Payments to nonresident aliens subject to withholding under section 1441.

  - Payments to partnerships not engaged in a trade or business in the United States and which have at least one nonresident partner.

  - Payments of patronage dividends where the amount
    received is not paid in money.
----------
* Unless otherwise noted herein, all references below to section numbers or to regulations are references to the Internal Revenue Code and the regulations promulgated thereunder.

  - Payments made by certain foreign organizations.

  - Payments made to a nominee.

Payments of interest not generally subject to backup withholding include the following:

  - Payments of interest on obligations issued by individuals. NOTE: You may be subject to backup withholding if (i) this interest is $600 or more, (ii) the interest is paid in the course of the payer's trade or business and (iii) you have not provided your correct taxpayer identification number to the payer.

  - Payments of tax-exempt interest (including exempt-interest dividends under section 852).

  - Payments described in section 6049(b)(5) to non-resident aliens.

  - Payments on tax-free covenant bonds under
    section 1451.

  - Payments made by certain foreign organizations.

  - Payments made to a nominee.

EXEMPT PAYEES DESCRIBED ABOVE SHOULD FILE A SUBSTITUTE FORM W-9 TO AVOID POSSIBLE ERRONEOUS BACKUP WITHHOLDING. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER.

Certain payments other than interest, dividends, and patronage dividends that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041A(a), 6045, and 6050A.

PRIVACY ACT NOTICE.--Section 6109 requires most recipients of dividends, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 31% of taxable interest, dividends, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES

(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER.--If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) CIVIL PENALTY FOR FALSE STATEMENTS WITH RESPECT TO WITHHOLDING.--If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION.--If you falsify certifications or affirmations, you are subject to criminal penalties including fines and/or imprisonment.

                           FOR ADDITIONAL INFORMATION
                       CONTACT YOUR TAX CONSULTANT OR THE
                            INTERNAL REVENUE SERVICE